SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 13, 2005

Date of Report

(Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On May 13, 2005, Merix Corporation (“Merix”) and Anaya Vardya, Merix’ Senior Vice President, Operations, entered into a Release of Claims in connection with the termination of Mr. Vardya’s employment with Merix, a copy of which is attached as an exhibit to this current report on Form 8-K and incorporated herein by reference. Pursuant to the terms of this agreement, Mr. Vardya’s employment will terminate effective on May 27, 2005 and Merix will pay Mr. Vardya the sum of $204,000, less proper withholding, for severance, $13,899 for medical benefits coverage, up to $12,500 for up to one year of outplacement services and any cash incentive earned when due under Mr. Vardya’s Executive Severance Agreement, in addition to Mr. Vardya’s regular salary and benefits through the date his employment terminates. In addition, Merix has agreed to continue its existing obligations with respect to defense and indemnification of Mr. Vardya in certain existing litigation. A press release announcing Mr. Vardya’s termination of employment is attached as an exhibit to this current report on Form 8-K and incorporated herein by reference.

Steve Robinson, who currently serves as President of Data Circuit Systems, Inc., a wholly owned subsidiary of Merix Corporation, will assume responsibility for Merix’ operations in North America. The information regarding Mr. Robinson’s compensation and agreements with Merix disclosed under Item 5.02 of this current report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 13, 2005, Merix Corporation (“Merix”) and Anaya Vardya, Merix’ Senior Vice President, Operations, agreed that Mr. Vardya’s employment will terminate effective May 27, 2005. A copy of a press release dated May 17, 2005 announcing Mr. Vardya’s termination of employment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Steve Robinson, who currently serves as President of Data Circuit Systems, Inc. (“Data Circuits”), a wholly owned subsidiary of Merix Corporation, will assume responsibility for Merix’ operations in North America.

Steve Robinson, 49, has served as President of Data Circuits since December 2004 upon its acquisition by Merix. Prior to the December 2004 acquisition of Data Circuits by Merix, Mr. Robinson had served as President of Data Circuits since June 2000. From 1996 until June 2000, Mr. Robinson served as Manufacturing Manager of Data Circuits. Data Circuits became a wholly owned subsidiary of Merix upon the closing of Merix’ acquisition of Data Circuits in December 2004.

Mr. Robinson is paid an annual salary of $275,000 and participates in Merix’ management incentive cash bonus plan under which Mr. Robinson may earn up to 75% of his base salary upon the achievement of certain performance objectives. In addition, Mr. Robinson is eligible to receive stock options and other forms of equity compensation under Merix’ equity incentive plans.

Mr. Robinson has also entered into an Executive Severance Agreement with Merix under which he is eligible to receive a cash payment equal to one year of his annual base salary and certain other severance benefits upon his termination of employment with Merix and additional benefits upon a termination of his employment following a change of control of Merix. A copy of this agreement is filed as an exhibit to this current report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	Release of Claims between Merix Corporation and Anaya Vardya dated May 13, 2005.

10.2	Executive Severance Agreement between Merix Corporation and Steve Robinson dated December 8, 2004.

99.1	Merix Corporation Press Release dated May 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2005	/s/ Mark R. Hollinger
Mark R. Hollinger
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Release of Claims between Merix Corporation and Anaya Vardya dated May 13, 2005.

10.2	Executive Severance Agreement between Merix Corporation and Steve Robinson dated December 8, 2004.

99.1	Merix Corporation Press Release dated May 17, 2005.